Exhibit 99-b

GREAT PLAINS ENERGY(SM)

DIVIDEND REINVESTMENT AND                  CHANGE REQUEST FORM
DIRECT STOCK PURCHASE PLAN            SALE/WITHDRAWAL/TRANSFER


I authorize UMB Bank, n.a. as Administrator described in Great
Plains Energy's (holding company for Kansas City Power & Light
Company) Dividend Reinvestment and Direct Stock Purchase Plan prospectus, to take the following action:


ACCOUNT NAME AND ADDRESS (Please print)

_____________________________________________________________
Name(s) of Account Owners

_____________________________________________________________
Mailing Address          City           State          Zip

_______________________       _______________________________
Account Number                Social Security/Tax I.D. Number

_____________________________________________________________
Signature                          Date

_____________________________________________________________
Signature                          Date

A.  SALE REQUEST
(   )  Sell ALL shares, including fractional shares, of Common
Stock credited to my Plan account and forward the sale proceeds to me. I UNDERSTAND THIS WILL TERMINATE MY PLAN ACCOUNT.

(   )  Sell whole shares of Common Stock credited to my Plan
account and forward the sale proceeds to me.  I UNDERSTAND THIS
WILL NOT TERMINATE MY PLAN ACCOUNT.

B.  WITHDRAWAL REQUEST
(   )  Withdraw ALL whole shares of Common Stock credited to my
Plan account and forward certificate to me. Sell any fractional share and forward sale proceeds to me. I UNDERSTAND THIS WILL
TERMINATE MY PLAN ACCOUNT.

(   )  Withdraw _____________ whole shares of Common Stock
credited to my Plan account and forward certificate to me.  I
UNDERSTAND THIS WILL NOT TERMINATE MY PLAN ACCOUNT.

C.  TRANSFER REQUEST
(   )  Transfer ALL shares of Common Stock credited to my Plan account to the transferee named below.

(   )  Transfer ____________ whole shares of Common Stock
credited to my Plan account to the named below.

TRANSFEREE INFORMATION (REQUIRED FOR TRANSFER REQUEST)

________________________________________________________________
Name of Transferee

________________________________________________________________
Mailing address of Transferee     City       State          Zip

_________________________________________
Social Security/Tax I.D. # of Transferee

                       (Continue on back)

(PAGE)

REGISTRATION GUIDELINES (PLEASE CHECK ONE BOX)

(   )  INDIVIDUAL OR JOINT -  Joint accounts will be presumed to be Joint Tenants with Right of Survivorship unless restricted by applicable law or otherwise indicated. Only one Social Security Number is required for tax reporting purposes.
(   )  UNIFORM TRANSFER/GIFT TO MINOR - A minor is the beneficial owner of the account, with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. (The custodian's name, in addition to the minor's name, state, and social security number must be provided.)
(   )  TRUST - Account is established in accordance with the
provisions of a trust agreement. (Please provide name of Trust, date of Trust and Trustee with this registration.)
(   )  CORPORATION, PARTNERSHIP OR OTHER ENTITY (Provide business name and Tax I.D. Number.)

TO ENABLE THE TRANSFER OF SHARE(S) OF COMMON STOCK CREDITED TO
YOUR PLAN ACCOUNT, YOUR SIGNATURE(S) MUST BE FURNISHED BELOW WITH
MEDALLION STAMP GUARANTEE (SEE NOTE BELOW).

The undersigned irrevocably appoints UMB Bank, n.a. as attorney to sell/transfer the shares of Common Stock credited to my (our)
Plan account noted on the books of the Company.


     ________________________________________________________
     Signature                     Date


     ________________________________________________________
     Signature                     Date


MEDALLION STAMP GUARANTEE (REQUIRED ONLY FOR TRANSFER REQUESTS)

Note: Plan participants executing this stock power must sign above. Signature(s) must correspond with the name(s) exactly as shown on your Plan account and must be Medallion Stamp Guaranteed by an authorized commercial bank, broker or trust company.


To assist us in processing your request, please provide your day and evening telephone numbers.

Daytime Phone (   ) _______        Evening Phone (   ) _______


If you have questions or need assistance completing your request, please write or call:

                         UMB BANK, N.A.
                  SECURITIES TRANSFER DIVISION
                         P.O. BOX 410064
                   KANSAS CITY, MO 64141-0064
                         (816) 860-7891

              OR CALL GREAT PLAINS ENERGY TOLL-FREE
                 1-800-245-5275 - UNITED STATES
                (816) 556-2053 - KANSAS CITY, MO